Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Investar Holding Corporation, as amended, of our report dated March 9, 2017 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Investar Holding Corporation for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the related proxy statement/prospectus.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana
November 30, 2018